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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                             ----------

                              FORM 8-A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) or 12(g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                           GREATFOOD.COM, INC.
       ------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


         Washington                                    91-1694451
    --------------------                           -------------------
(State of incorporation or organization)   (I.R.S. employer identification no.)


                 2731 Eastlake Avenue East, Seattle, WA 98102
  ----------------------------------------------------------------------------
                   (Address of principal executive offices)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective            Exchange Act and is effective
pursuant to General Instruction A(c),    pursuant to General Instruction A(d),
check the following box. / /             check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-78885.

Securities to be registered pursuant to Section 12(b) of the Act:

                                                   Name of Each Exchange on
Title of Each Class To Be So Registered   Which Each Class Is To Be Registered
---------------------------------------   ------------------------------------
               None



Securities to be registered pursuant to Section 12(g) of the Act:


                   Common Stock, no par value per share
                   ------------------------------------
                            (Title of Class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the Common Stock being registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-78885, as originally filed with the Securities and Exchange Commission on May 20, 1999 or as subsequently amended (the "Registration Statement") and is hereby incorporated by reference in response to this item.


Item 2.  EXHIBITS

         The following exhibits are filed as a part of this registration statement:


EXHIBIT NO.             DESCRIPTION
-----------             -----------

     1 Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

     2 Amended and Restated Articles of Incorporation of the registrant to be in effect immediately prior to the closing of the Registrant's initial public offering (incorporated by reference to Exhibit 3.2 to the Registration Statement).

     3 Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement)

     4 Amended and Restated Bylaws of the registrant to be in effect immediately prior to the closing of the Registrant's initial public offering (incorporated by reference to Exhibit 3.4 to the Registration Statement)

     5 Amended and Restated Investors' Rights Agreement, dated March 18, 1999, as amended to date
                        (incorporated by reference to Exhibit 4.1 to the Registration Statement)

     6 Registration Rights Agreement, dated May 17, 1999, between the registrant the persons listed on the schedule of purchasers attached thereto (incorporated by reference to Exhibit 4.2 to the Registration Statement)


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                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: August 7, 1999               GREATFOOD.COM, INC.

                                   By:   /s/ Benjamin C Nourse
                                       -------------------------------------
                                       Benjamin Nourse
                                       Chairman and Chief Executive Officer




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